Exhibit 10.1

AMENDMENT NO. 1 TO
SECURITIES PURCHASE AGREEMENT
AND REGISTRATION RIGHTS AGREEMENT
This Amendment No. 1 to Securities Purchase Agreement and Registration Rights Agreement (“Amendment”) is made and entered into as of August 7, 2013 (“Effective Date”), by and between Ascent Solar Technologies, Inc., a Delaware corporation (“Company”), and Seng Wei Seow (“Purchaser”).
Recitals
A.    The parties entered into a Securities Purchase Agreement (“Agreement”) as of June 17, 2013 relating to the purchase (in three tranches) of $6,000,000.00 in shares of convertible, redeemable Series A Preferred Stock, convertible into shares of Common Stock together with Warrants to purchase Common Stock at an exercise price of $0.90 per share of Common Stock.
B.    The parties also entered into a Registration Rights Agreement (“Registration Rights Agreement”) as of June 17, 2013 relating to the registration of certain Company securities issuable under the Agreement.
C.    The parties wish to amend the Agreement and the Registration Rights Agreement in order to (i) modify the timing and conditions applicable to the closing of the second and third tranches under the Agreement, and (ii) modify the parties' rights and obligations under the Registration Rights Agreement relating to the registration of certain Company securities issuable under the Agreement.
In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:
1.    Capitalized terms that are not otherwise defined herein have the meanings set forth in the Agreement or the Registration Rights Agreement.
2.    Section II.D of the Agreement is deleted in its entirety.
3.    Section II.E(3) of the Agreement is amended to read as follows:
“at the second Closing, Purchaser will purchase 375,000 Preferred Shares and will receive a Warrant to purchase 1,312,500 Warrant Shares for the Purchase Amount of $3,000,000 (the “Second Closing”). The Second Closing will take place on August 7, 2013;”
4.    Section II.E(4) of the Agreement is amended to read as follows:
“at the third Closing, Purchaser will purchase 250,000 Preferred Shares and will receive a Warrant to purchase 875,000 Warrant Shares for the Purchase Amount of $2,000,000 (the “Third Closing”, and together with the First Closing and Second Closing, each a “Closing”). The Third Closing will take place on August 15, 2013.”
5.    The definition of Filing Date in Section 1 of the Registration Rights Agreement is amended to read as follows:

““Filing Date” means, with respect to the Registration Statement required hereunder, on or before the fifth business day after the Third Closing under the Securities Purchase Agreement between the parties.
6.    A new Section 3(n) is added to the Registration Rights Agreement to read as follows:
(n)    If the Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date (any such failure or breach being referred to as an "Event," and the date on which such Event occurs being referred to as "Event Date"), then (in addition to any other rights the Holder may have hereunder or under applicable law) on such Event Date, and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate amount paid by such Holder for Shares pursuant to the Purchase Agreement. The parties agree that the Company will not be liable for liquidated damages under this Section in respect of the Warrants. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.
7.    Except as specifically amended and modified pursuant hereto, the Agreement and the Registration Rights Agreement remain in full force and effect.
8.    No provision hereof may be waived or amended except in a written instrument signed, in the case of an amendment, by both parties or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.
9.    This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
10.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement and Registration Rights Agreement to be duly executed by their respective authorized signatories as of the Effective Date.
Company:

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ GARY GATCHELL
Name:	Gary Gatchell
Title:	Chief Financial Officer and Secretary

Purchaser:

/s/ SEOW SENG WEI
Mr. SEOW Seng Wei